Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

www.wilmerhale.com

September 23, 2016

Catabasis Pharmaceuticals, Inc.

One Kendall Square
Building 1400E, Suite B14202
Cambridge, Massachusetts 02139

Re:  Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-212382) (the “Registration Statement”) filed by Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission under the Securities Act, among other things, shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, all of which may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000, as set forth in the Registration Statement and the prospectus contained therein; and (ii) the prospectus supplement, dated September 22, 2016 (the “Prospectus Supplement”), relating to the issuance and sale pursuant to the Registration Statement of up to 2,875,000 shares of Common Stock (the “Shares”), including up to 375,000 Shares issuable upon exercise of an option to purchase additional Shares granted by the Company.

The Shares are to be sold by the Company pursuant to an underwriting agreement dated September 22, 2016 (the “Underwriting Agreement”), between the Company and Cowen and Company, LLC, the form of which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issuance and sale by the Company of the Shares. We have examined a signed copy of the Registration Statement as filed with the Commission, including the exhibits thereto, and the Prospectus Supplement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the minutes of meetings or actions by written consent of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, the corporate records and stock books of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Further, we have assumed that the Company will not issue and sell pursuant to the Underwriting Agreement such number of Shares that would cause the Company not to satisfy the eligibility requirements for Form S-3 (including Instruction I.B.6. thereof).

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issuance and sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Rosemary G. Reilly
Rosemary G. Reilly, a Partner